SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2009

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

(Bermuda State or other jurisdiction) of incorporation)	001-16625 (Commission file number)	98-0231912 (I.R.S. employer identification no.)

50 Main Street
   White Plains, New York 10606
    (Address of principal executive offices) (Zip Code)

(914) 684-2800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Bunge Limited 2009 Equity Incentive Plan

On May 8, 2009, Bunge Limited (“Bunge”) held its 2009 annual general meeting of shareholders (the “Annual General Meeting”).  At the Annual General Meeting, Bunge’s shareholders approved, upon recommendation of the Board Directors, the Bunge Limited 2009 Equity Incentive Plan (the “Plan”), under which officers, employees, independent contractors and consultants of Bunge and its subsidiaries are eligible to receive grants of stock options, restricted stock, restricted stock units, performance-based restricted stock units and other equity-based awards.  The Plan, which became effective upon shareholder approval at the Annual General Meeting, will be administered by the Compensation Committee of the Board of Directors, and the Compensation Committee will determine the applicable terms, conditions, restrictions and other provisions of such awards in accordance with the terms of the Plan.

Subject to adjustment for certain corporate transactions, the maximum number of shares that may be awarded under the Plan is 10,000,000, of which no more than 4,500,000 may be in the form of restricted stock units, performance-based restricted stock units or other awards that are not subject to payment of an exercise price.  The maximum number of shares that may be granted pursuant to stock option awards to any participant in any calendar year is 1,000,000.  The maximum number of shares that may be granted to any participant during a calendar year (other than stock option awards) is 1,000,000 shares, measured as of the date of grant.  If any shares covered by an award under the Plan are forfeited, expire unexercised or otherwise terminate without the delivery of shares, then the shares covered by such an award shall again be available for granting awards under the Plan.  Shares surrendered for the payment of the exercise price or withholding of taxes under a stock option or other award, shares not issued or delivered as a result of the net settlement of an award, or shares repurchased in the open market with the proceeds of a stock option exercise, may not again be made available for issuance under the Plan.  No awards may be granted pursuant to the Plan after May 8, 2019.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which has been filed as Appendix B to Bunge’s 2009 Proxy Statement and is incorporated by reference herein.  A description of the Plan is also included in the 2009 Proxy Statement in the section entitled “Proposal Three—Approval of the 2009 Equity Incentive Plan,” which was filed with the Securities and Exchange Commission on April 3, 2009 and is incorporated herein by reference.

The Plan replaces the Bunge Limited Equity Incentive Plan (the “EIP”) and, effective May 8, 2009, no future awards will be granted under the EIP.   Outstanding awards previously granted under the EIP will continue in accordance with the terms of the EIP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 13, 2009.

BUNGE LIMITED (Registrant)

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel